As filed with the Securities and Exchange Commission on September 19, 2008       Registration No. 333-153501

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
Opexa Therapeutics, Inc.
(Name of small business issuer on its charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	76-0333165 (I.R.S. Employer Identification Number)

2635 N. Crescent Ridge Drive
The Woodlands, Texas 77381
(281) 272-9331
(Address and telephone number
of principal executive offices and principal place of business)
___________________
Lynne Hohlfeld
2635 N. Crescent Ridge Drive
The Woodlands, Texas 77381
(281) 272-9331
(Name, address and telephone number
of agent for service)
___________________
Copy to:
Michael C. Blaney
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
(713) 758-2222
___________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.  (check one)
Large Accelerated Filer ☐                                       Accelerated Filer ☐                                Non-Accelerated Filer ☐                                           Smaller Reporting Company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.50	2,003,874	$1.96	$3,927,593.04	$154.35
Common Stock par value $0.50 underlying Series F Warrants	2,404,649	$1.96	$4,713,112.04	$185.23
Total	4,408,523		$8,640,705.08	$339.58

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low price per share of the registrant’s common stock on September 10, 2008, as reported on the NASDAQ Capital Market, of $2.07 and $1.85, respectively.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note:  This Pre-Effective Amendment No. 1 to the Registration Statement is being filed to add the above delaying amendment, and no substantive changes have been made to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on the 19th day of September, 2008.

OPEXA THERAPEUTICS, INC.

By:	/s/ Neil K. Warma
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

By:	/s/ Lynne Hohlfeld
Name:	Lynne Hohlfeld
Title:	Chief Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Neil K. Warma	President, Chief Executive Officer and	September 19, 2008
Neil K. Warma	Director (principal executive officer)

/s/Lynne Hohlfeld	Chief Financial Officer	September 19, 2008
Lynne Hohlfeld	(principal financial and accounting officer)

*	Director	September 19, 2008
Gregory H. Bailey

*	Director	September 19, 2008
David Hung

*	Director	September 19, 2008
David E. Jorden

*	Director	September 19, 2008
David B. McWilliams

*	Director	September 19, 2008
Lorin J. Randall

*	Director	September 19, 2008
Michael S. Richman

*	Director	September 19, 2008
Scott B. Seaman

*By: /s/Neil K. Warma
Neil K. Warma